SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Diversified Income Trust -- Class A Shares
Fiscal period ending: 9-30-95
Inception date (if less than 10 years of performance): 10-2-88

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000
    $1,000

ERV =  Ending Redeemable Value   $943.54
$1,554.44                        $1,652.95

T   =  Average Annual
       Total Return              -5.65%    +9.22%       +8.75%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $10,799,243

Expenses                         $1,303,318

Reimbursement                    $0

Average shares                   132,509,913

NAV                              $11.99

Sales Charge                     4.75%

POP                              $12.59

Yield at POP                     6.96%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Diversified Income Trust  -- Class B Shares
Fiscal period ending: 9-30-95
Inception date (if less than 10 years of performance): 3-1-93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A
    $1,000

ERV =  Ending Redeemable Value   $9.38.38              N/A
    $1,017.53

T   =  Average Annual
       Total Return               -6.16%      N/A      1.11%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $12,140,236

Expenses                         $2,563,263

Reimbursement                    $0

Average shares                   149,469,263

NAV                              $11.95

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     6.55%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Diversified Income Trust -- Class M Shares
Fiscal period ending: 9-30-95
Inception date (if less than 10 years of performance): 12-1-94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000


ERV =  Ending Redeemable Value   N/A       N/A          $1,017.53


T   =  Average Annual
       Total Return               N/A      N/A           1.11%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $88,913.53

Expenses                         $15,211.51

Reimbursement                    $1,158,343.70

Average shares

NAV                              $11.97

Sales Charge                     3.25%

POP                              $12.37

Yield at POP                     6.28%